FFTW FUNDS, INC.
Form N-SAR for the period ending
June 30, 1997
File Number 811-5796





This report is signed on behalf of the
Registrant in the City of New York and
the State of New York on the 29th day
of August, 1997


FFTW FUNDS, INC.




     By: /s/ William E. Vastardis

     William E. Vastardis

      Secretary




Witness  :/s/ Eric P. Nachimovsky
        Eric P. Nachimovsky